EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

     This Employment Agreement is entered into this 18th day of July, 1997 (the "Agreement") by and between Arizona Glaucoma Institute, Inc., an Arizona corporation (the "Company"), and Dr. Leo D. Bores, an Arizona resident (the "Employee").

     1. Employment. The Company hereby employs Employee and Employee hereby accepts employment from the Company as the Chief Medical Director and the initial Staff Physician of the Company's health care institution located at 8049
N. 85th Way, Scottsdale, Arizona (the "Clinic"), upon the terms and conditions set forth herein. Employee may execute an agreement to be employed as the Medical Director of all of the similar clinics owned and operated by Coronado Industries, Inc., the parent of the Company ("Coronado").

     2. Term. The term of this Agreement shall begin on August 1, 1997 and shall continue through August 31, 1999 (the "Term"), subject to the provisions for termination hereinafter provided. This Agreement shall be renewable upon the mutual agreement of the parties hereto.

     3.  Compensation.

          (a) During the first year of the term of this Agreement, the Company shall pay Employee the monthly salary of $12,500 for the services rendered by the Employee to the Company in the positions set forth in Section 1 above of this Agreement. During the second year of the term of this Agreement, the Company shall pay Employee the monthly salary of $16,667 for the services rendered by the Employee to the Company in the positions set forth in Section 1 above of this Agreement. The monthly salary described herein shall be paid to the Employee on such basis during the month as may be agreed upon by the Company and the Employee.

          (b) In addition to the sum described in Section 3(a) above of this Agreement, Employee shall be paid a sum equal to five percent (5%) of the annual net income of the Company, as determined by generally accepted accounting principles with the Company paying all license, management and other fees required to Coronado and its other subsidiaries (the "Bonus"). The Bonus shall be payable on a quarterly basis, with any losses incurred by the Company in any and all prior quarters accumulated with and off set against any subsequent quarter's income.

          (c) In addition to the sums described in Section 3(a) and (b) above of this Agreement, the Company shall pay for the medical malpractice insurance required for Employee to serve in the positions described in Section 1 above of this Agreement, as well as continued health insurance.

     4. Duties. Employee shall perform all duties incident to his positions indicated in Section 1 above of this Agreement as may be specified in the written personnel policies of the Company and/or required of such positions by the rules and regulations of the Arizona Department of Health Services.

     5. Extent of Services. Employee shall devote one hundred percent (100%) of his normal full employment time, attention and energies to the business of the Company; except to the extent he is employed in the affairs of Coronado or, if Employee's full time is not required in the business of the Company or Coronado, Employee may spent no more than one (1) day per five day work week on the business of his private medical practice. However, the Company shall charge Employee a pro-rata portion of each month's medical malpractice premium to cover Employee which such insurance during such private practice by Employee.

     6. Working Facilities. The Company shall furnish Employee with such facilities and support services at the Clinic as is required by the rules and regulations of the Arizona Department of Health Services and as the Company's Board of Directors shall determine to be required for the performance of his duties. In the event the Company's Board of Directors expressly authorizes the Company's use of facilities, equipment or supplies provided by Employee, Employee shall be reimbursed by the Company for the cost of such item used.

    7. Expenses. Employee is hereby authorized to incur reasonable expenses directly relating to the active conduct of the Company's business, including expenses for travel, entertainment and similar items. The Company shall reimburse Employee for such expenses upon the presentation by Employee, from time to time, of an itemized expense report of such items, in accordance with the guidelines set forth by the Company and/or the Internal Revenue Service. All expenses incurred by Employee are subject to review and prior approval of the Company's Board of Directors.

         8.  Termination.

          (a) Employee may terminate this Agreement for cause or without cause, upon thirty (30) days' written notice to the Company; provided, however, that after the effectiveness of such termination by Employee, the Company shall not

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

be required to provide any compensation to Employee as described in Section 3 above of this Agreement.

          (b) The Company may terminate this Agreement for cause or without cause, upon thirty (30) days' written notice to Employee; provided, however, that if such termination is without cause, the Company shall provide to Employee the cash compensation described only in Section 3(a) above of this Agreement for one full year after the effective date of such termination. If the Company's termination is for cause, the Company shall not be required to provide any element of the compensation described in Section 3 above of this Agreement. "Cause" as used in this Section 8(b) of this Agreement shall mean: (i) death of Employee; (ii) any disability to Employee which prevents Employee from providing the extent of services described in Section 5 above of this Agreement for forty-five (45) days out of any ninety (90) consecutive day period during the term of this Agreement described in Section 2 above; or (iii) Employee's refusal to perform the services or duties described in Sections 1 or 4 above, respectively, of this Agreement.

     9. Litigation and Arbitration. Any controversy or claim arising out of or relating to this Agreement, except for a request for injunctive relief, shall be settled by arbitration in the Phoenix metropolitan area in accordance with the then governing rules of the American Arbitration Association. The party to whom the arbitrator or arbitration panel makes an award shall be entitled to receive as part of the award the reasonable cost of its attorney fees and litigation expenses. Judgment upon the award rendered in the arbitration may be enforced in court described in Paragraph 11 below of this Agreement.

     10. Assignment. Rights and obligations of a party to this Agreement may not be assigned or transferred without the other party's prior written consent thereto.

     11. Governing Law And Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Arizona, United States of America. The parties hereby expressly agree that the proper venue for any claim or cause of action by the parties shall be the Superior Court for Maricopa, Arizona and each party upon execution of this Agreement consents to the service of process from such court.

     12. Modification. No modification or amendment of this Agreement shall be valid unless it is in writing and signed by both parties hereto.

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

     13. Complete Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings between the Company and Employee.

     14. Waiver. The waiver by either party of a breach of any term of this Agreement shall not operate as, or be construed as, a waiver of any subsequent breach.

     15. Headings. The headings in this Agreement are inserted for convenience only and shall not be considered in interpreting the provisions hereof.


                            [Signature Page Follows]

     16.   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, the parties have executed this Agreement, effective as of the date first above written.



                             ARIZONA GLAUCOMA INSTITUTE, INC.

                             By: /s/ G. Richard Smith
                                --------------------------------
                                     G. Richard Smith, President


                                /s/ Leo D. Bores
                                --------------------------------
                                    DR. LEO D. BORES


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